Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2009 SECOND QUARTER RESULTS
     CHICAGO, July 23 - GATX Corporation (NYSE:GMT) today reported 2009 second quarter net income of $12.7 million or $.27 per diluted share, compared to 2008 second quarter net income of $40.2 million or $.82 per diluted share. The 2009 and 2008 second quarter results include after-tax unrealized losses of $6.7 million ($.14 per diluted share) and $4.8 million ($.09 per diluted share), respectively, related to certain interest rate swaps at GATX’s AAE Cargo affiliate (AAE).
     Net income from continuing operations for the first six months of 2009 was $40.3 million or $.83 per diluted share, compared to $92.0 million or $1.84 per diluted share in the prior year period. The 2009 year-to-date results include after-tax unrealized losses of $18.3 million or $.37 per diluted share related to the aforementioned interest rate swaps at the AAE affiliate. The 2008 year-to-date results include $6.8 million or $.13 per diluted share benefit from the reversal of tax reserves reported in the first quarter partially offset by $4.8 million or $.09 per diluted share from the previously mentioned after-tax unrealized losses related to the AAE interest rate swaps.
     “The operating environment was challenging across all of our markets in the second quarter,” said Brian A. Kenney, president and chief executive officer of GATX. “In Rail, customers continue to trim their rail fleets and seek the most competitive rates when renewing leases. GATX is competing aggressively to maintain fleet utilization while selectively shortening the term of renewals to position the fleet to benefit from a stronger market in the future.
     “In Specialty, charter rates at the marine joint ventures have improved slightly over the fourth quarter 2008 and first quarter this year, but they remain well below rates achieved in recent years. American Steamship Company (ASC) continues to operate in a difficult environment as the steep decline in steel manufacturing on the Great Lakes is leading to dramatically lower demand for iron ore shipments.”
     Mr. Kenney concluded, “Previously we indicated that our full-year earnings guidance was subject to potential downside variability due to a number of factors including general market pressure and uncontrollable variables such as the price of scrap steel, increased financing costs, and the level of investment opportunities available in this troubled environment. These factors have weighed on our results to date, and we expect this to continue for the balance of 2009. As a result, we now expect 2009 full-year earnings to be in the range of $2.00 per diluted share, excluding the unrealized losses noted above. In particular, in the second half of the year we expect that shipping volumes on the Great Lakes will continue at depressed levels and asset prices will remain pressured limiting remarketing opportunities. In contrast to marine, the rail portfolio is currently performing in-line with our expectations when we entered this year.
     “GATX is well positioned to manage through this downturn and remains in a unique position of having the capacity and the willingness to invest. We are focused on strengthening our position in the market while generating attractive long-term returns for our shareholders.”
RAIL
     Rail segment profit was $44.3 million in the second quarter of 2009, compared to second quarter 2008 segment profit of $70.3 million. The 2009 and 2008 second quarter results include pre-tax unrealized losses of $7.5 million and $5.5 million, respectively, related to certain interest rate swaps at AAE. Rail reported segment profit of $87.4 million year-to-date 2009, compared to $144.1 million in the same period 2008. The 2009 and 2008 year-to-date results include pre-tax unrealized losses of $21.8 million and $5.5 million, respectively, related to the aforementioned interest rate swaps at AAE. Scrap gains (included in “Other income”) at Rail were materially lower in the first half of 2009 versus the prior year.
     At June 30, 2009, Rail’s North American fleet totaled approximately 111,000 cars. Fleet utilization was 96.0% compared to 96.5% at the end of the first quarter and 97.9% at year end. Utilization and lease rate pressure is fairly broad-based across car types, although it continues to be most acute in freight cars. The renewal lease rates in the Lease Price Index (LPI) declined 9.8% over the expiring rate, compared to a 5.5% decline in the first quarter. The average renewal term in the second quarter was 36 months, compared to 45 months in the first quarter. Rail’s European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 95.6%, compared to 96.5% at the end of the first quarter and 97.1% at year end.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $7.3 million in the second quarter of 2009 compared to $30.5 million in second quarter 2008. Year to date, Specialty reported segment profit of $30.3 million, compared to $60.5 million in the same period in 2008. The year-over-year decline in segment profit was primarily due to decreased remarketing income and lower share of affiliates’ earnings as the marine market remains soft compared to recent years.
     The Specialty portfolio currently consists of approximately $611.4 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $269.2 million.

AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $4.0 million in the second quarter 2009 compared to $5.2 million in the second quarter 2008. During the second quarter 2008, ASC received an adverse ruling in a litigation matter, negatively impacting results by $2.9 million. Segment profit year-to-date 2009 was $8.8 million, which included receipt of a $5.6 million litigation settlement in the first quarter 2009. These results compare to $5.9 million year-to-date 2008, which was negatively impacted by $2.9 million in the second quarter 2008 as noted above. Steel mill capacity utilization and production are down dramatically from the prior year and ASC’s tonnage volumes have declined accordingly. Year-to-date 2009, the tonnage carried by ASC totaled 6.5 million net tons compared to 13.9 million net tons carried year-to-date 2008, with the most significant decline evident in iron ore shipments.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
     GATX Corporation will host a teleconference to discuss 2009 second quarter results. Teleconference details are as follows:
Thursday, July 23rd
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-967-7185
International Dial-In: 1-719-325-2100
Replay: 1-888-203-1112 / Access Code: 4578687
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
     This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; costs associated with maintenance initiatives; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(07/23/09)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Gross Income
Lease income	$223.1	$235.0	$455.9	$469.8
Marine operating revenue	38.3	88.2	39.4	102.3
Asset remarketing income	7.1	9.2	21.5	30.1
Other income	13.7	26.8	28.3	46.2

Revenues	282.2	359.2	545.1	648.4
Share of affiliates’ earnings	5.9	19.1	7.4	41.0

Total Gross Income	288.1	378.3	552.5	689.4

Ownership Costs
Depreciation	55.4	53.9	106.5	102.1
Interest expense, net	43.2	35.6	84.7	71.8
Operating lease expense	33.6	37.7	67.5	75.7

Total Ownership Costs	132.2	127.2	258.7	249.6

Other Costs and Expenses
Maintenance expense	68.2	67.7	129.5	128.5
Marine operating expense	24.5	68.4	25.2	79.9
Selling, general and administrative	34.1	42.5	67.1	81.0
Other	9.4	12.0	12.8	23.2

Total Other Costs and Expenses	136.2	190.6	234.6	312.6

Income before Income Taxes	19.7	60.5	59.2	127.2
Income Tax Provision	7.0	20.3	18.9	35.2

Net Income	$12.7	$40.2	$40.3	$92.0

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Per Share Data

Basic	$0.27	$0.87	$0.85	$1.97

Average number of common shares	46.2	46.4	47.3	46.7

Diluted	$0.27	$0.82	$0.83	$1.84

Average number of common shares and common share equivalents	48.3	50.6	49.3	51.2

Dividends declared per common share	$0.28	$0.27	$0.56	$0.54

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30	December 31
	2009	2008
Assets

Cash and Cash Equivalents	$35.3	$102.2
Restricted Cash	37.1	41.1

Receivables
Rent and other receivables	68.4	79.5
Finance leases	300.7	331.8
Loans	1.2	4.9
Less: allowance for possible losses	(13.9)	(18.6)

	356.4	397.6

Operating Lease Assets, Facilities and Other
Rail	5,314.4	5,232.3
Specialty	258.8	271.4
ASC	379.6	373.1
Less: allowance for depreciation	(1,967.8)	(1,955.2)

	3,985.0	3,921.6

Investments in Affiliated Companies	380.2	399.3
Goodwill	96.1	95.7
Other Assets	201.1	232.9

Total Assets	$5,091.2	$5,190.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$121.1	$146.6

Debt
Commercial paper and borrowings under bank credit facilities	233.9	125.1
Recourse	2,321.8	2,376.2
Nonrecourse	238.8	243.3
Capital lease obligations	59.2	64.7

	2,853.7	2,809.3

Deferred Income Taxes	716.9	710.9
Other Liabilities	329.7	399.1

Total Liabilities	4,021.4	4,065.9
Total Shareholders’ Equity	1,069.8	1,124.5

Total Liabilities and Shareholders’ Equity	$5,091.2	$5,190.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$209.0	$13.0	$1.1	$—	$223.1
Marine operating revenue	—	—	38.3	—	38.3
Asset remarketing income	6.5	0.6	—	—	7.1
Other income	12.9	0.3	(0.1)	0.6	13.7

Revenues	228.4	13.9	39.3	0.6	282.2
Share of affiliates’ earnings	(3.5)	9.4	—	—	5.9

Total Gross Income	224.9	23.3	39.3	0.6	288.1

Ownership Costs
Depreciation	47.4	4.9	3.1	—	55.4
Interest expense, net	31.5	6.8	2.4	2.5	43.2
Operating lease expense	33.3	0.4	—	(0.1)	33.6

Total Ownership Costs	112.2	12.1	5.5	2.4	132.2

Other Costs and Expenses
Maintenance expense	62.9	—	5.3	—	68.2
Marine operating expense	—	—	24.5	—	24.5
Other	5.5	3.9	—	—	9.4

Total Other Costs and Expenses	68.4	3.9	29.8	—	102.1

Segment Profit (Loss)	$44.3	$7.3	$4.0	$(1.8)	53.8

Selling, general and administrative					34.1

Income before Income Taxes					19.7
Income Tax Provision					7.0

Net Income					$12.7

Selected Data:

Investment Volume	101.5	3.4	3.4	2.8	111.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	6.4	(0.6)	—	—	5.8
Residual Sharing Income	0.1	1.2	—	—	1.3

Total Asset Remarketing Income	$6.5	$0.6	$—	$—	$7.1

Scrapping Gains (a)	1.3	—	—	—	1.3

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$220.5	$13.5	$1.0	$—	$235.0
Marine operating revenue	—	—	88.2	—	88.2
Asset remarketing income	2.2	7.0	—	—	9.2
Other income	25.4	1.2	—	0.2	26.8

Revenues	248.1	21.7	89.2	0.2	359.2
Share of affiliates’ earnings	(0.6)	19.7	—	—	19.1

Total Gross Income	247.5	41.4	89.2	0.2	378.3

Ownership Costs
Depreciation	45.6	4.0	4.3	—	53.9
Interest expense, net	26.3	4.0	2.5	2.8	35.6
Operating lease expense	37.4	0.4	—	(0.1)	37.7

Total Ownership Costs	109.3	8.4	6.8	2.7	127.2

Other Costs and Expenses
Maintenance expense	61.8	—	5.9	—	67.7
Marine operating expense	—	—	68.4	—	68.4
Other	6.1	2.5	2.9	0.5	12.0

Total Other Costs and Expenses	67.9	2.5	77.2	0.5	148.1

Segment Profit (Loss)	$70.3	$30.5	$5.2	$(3.0)	103.0

Selling, general and administrative					42.5

Income before Income Taxes					60.5
Income Tax Provision					20.3

Net Income					$40.2

Selected Data:

Investment Volume	73.5	62.9	4.5	4.3	145.2

Asset Remarketing Income:
Disposition Gains on Owned Assets	1.9	1.1	—	—	3.0
Residual Sharing Income	0.3	5.9	—	—	6.2

Total Asset Remarketing Income	$2.2	$7.0	$—	$—	$9.2

Scrapping Gains (a)	9.0	—	—	—	9.0

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$425.5	$28.3	$2.1	$—	$455.9
Marine operating revenue	—	—	39.4	—	39.4
Asset remarketing income	11.2	10.3	—	—	21.5
Other income	26.1	1.4	—	0.8	28.3

Revenues	462.8	40.0	41.5	0.8	545.1
Share of affiliates’ earnings	(12.4)	19.8	—	—	7.4

Total Gross Income	450.4	59.8	41.5	0.8	552.5

Ownership Costs
Depreciation	93.6	9.8	3.1	—	106.5
Interest expense, net	65.1	12.6	4.6	2.4	84.7
Operating lease expense	66.9	0.8	—	(0.2)	67.5

Total Ownership Costs	225.6	23.2	7.7	2.2	258.7

Other Costs and Expenses
Maintenance expense	124.1	—	5.4	—	129.5
Marine operating expense	—	—	25.2	—	25.2
Other	13.3	6.3	(5.6)	(1.2)	12.8

Total Other Costs and Expenses	137.4	6.3	25.0	(1.2)	167.5

Segment Profit (Loss)	$87.4	$30.3	$8.8	$(0.2)	126.3

Selling, general and administrative					67.1

Income before Income Taxes					59.2
Income Tax Provision					18.9

Net Income					$40.3

Selected Data:

Investment Volume	172.0	7.6	6.6	4.2	190.4

Asset Remarketing Income:
Disposition Gains on Owned Assets	7.1	0.8	—	—	7.9
Residual Sharing Income	4.1	9.5	—	—	13.6

Total Asset Remarketing Income	$11.2	$10.3	$—	$—	$21.5

Scrapping Gains (a)	3.5	—	—	—	3.5

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$440.0	$27.7	$2.1	$—	$469.8
Marine operating revenue	—	—	102.3	—	102.3
Asset remarketing income	13.2	16.9	—	—	30.1
Other income	42.9	2.9	—	0.4	46.2

Revenues	496.1	47.5	104.4	0.4	648.4
Share of affiliates’ earnings	4.9	36.1	—	—	41.0

Total Gross Income	501.0	83.6	104.4	0.4	689.4

Ownership Costs
Depreciation	89.8	8.0	4.3	—	102.1
Interest expense, net	56.4	8.1	4.9	2.4	71.8
Operating lease expense	75.0	0.9	—	(0.2)	75.7

Total Ownership Costs	221.2	17.0	9.2	2.2	249.6

Other Costs and Expenses
Maintenance expense	122.0	—	6.5	—	128.5
Marine operating expense	—	—	79.9	—	79.9
Other	13.7	6.1	2.9	0.5	23.2

Total Other Costs and Expenses	135.7	6.1	89.3	0.5	231.6

Segment Profit (Loss)	$144.1	$60.5	$5.9	$(2.3)	208.2

Selling, general and administrative					81.0

Income before Income Taxes					127.2
Income Tax Provision					35.2

Net Income					$92.0

Selected Data:

Investment Volume	128.0	69.6	7.8	11.2	216.6

Asset Remarketing Income:
Disposition Gains on Owned Assets	12.1	8.7	—	—	20.8
Residual Sharing Income	1.1	8.2	—	—	9.3

Total Asset Remarketing Income	$13.2	$16.9	$—	$—	$30.1

Scrapping Gains (a)	15.4	—	—	—	15.4

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions)

	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009
Assets by Segment (includes off balance sheet assets)
Rail	$4,973.1	$4,943.4	$5,098.9	$4,958.9	$5,035.4
Specialty	539.1	653.8	644.5	614.8	611.2
ASC	321.6	296.0	275.0	266.7	280.0
Other	118.9	165.9	89.9	90.7	85.8

Total Assets, Excluding Cash	$5,952.7	$6,059.1	$6,108.3	$5,931.1	$6,012.4

Non-performing Investments	$19.5	$19.4	$19.2	$19.0	$25.6

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$(52.3)	$112.8	$22.9	$66.0	$198.6
On Balance Sheet Recourse Debt	2,325.9	2,299.4	2,376.2	2,363.1	2,321.8
On Balance Sheet Nonrecourse Debt	—	73.3	243.3	240.5	238.8
Off Balance Sheet Recourse Debt	852.4	834.0	845.8	779.9	784.0
Off Balance Sheet Nonrecourse Debt	322.7	218.2	215.4	212.5	209.6
Capital Lease Obligations	68.0	66.1	64.7	60.8	59.2

Total Borrowings, Net of Unrestricted Cash	$3,516.7	$3,603.8	$3,768.3	$3,722.8	$3,812.0

Total Recourse Debt (a)	3,194.0	3,312.3	3,309.6	3,269.8	3,363.6
Shareholders’ Equity	1,258.6	1,274.6	1,124.5	1,069.7	1,069.8
Recourse Leverage	2.5	2.6	2.9	3.1	3.1

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations

+	Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	5.9%	-0.3%	3.3%	-5.5%	-9.8%
Average Renewal Term (months)	63	57	65	45	36

Fleet Rollforward
Beginning Balance	110,754	110,195	109,874	112,976	112,326
Cars Added	871	1,535	4,411	354	711
Cars Scrapped	(1,195)	(1,078)	(970)	(855)	(1,056)
Cars Sold	(235)	(778)	(339)	(149)	(827)
Ending Balance	110,195	109,874	112,976	112,326	111,154
Utilization	98.0%	97.8%	97.9%	96.5%	96.0%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	19,483	19,507	19,583	19,724	19,886
Cars Added	62	135	144	190	124
Cars Scrapped/Sold	(38)	(59)	(3)	(28)	(10)
Ending Balance	19,507	19,583	19,724	19,886	20,000
Utilization	97.7%	97.6%	97.1%	96.5%	95.6%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	78.7%	74.5%	72.7%	69.3%	68.0%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	0.2%	-0.2%	-2.5%	-16.3%	-19.5%
Year-over-year Change in U.S. Carloadings (chemical) (c)	3.1%	1.7%	-2.4%	-18.1%	-17.3%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	-1.6%	-3.2%	-6.2%	-11.9%	-14.8%
Production Backlog at Railcar Manufacturers (d)	61,573	52,154	31,921	26,171	n/a (e)

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	11.7	12.7	9.1	0.2	6.3

(a)	LPI is an internally generated business indicator that measures general lease pricing on renewals. The index reflects the weighted average lease rate for a selected group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average expiring lease rate and the weighted average renewal lease rate.

(b)	As reported and revised by the Federal Reserve

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)

(e)	n/a = not available; not published by the RSI as of the date of this release